CrossAmerica Announces the Closing of its Acquisition of Assets of State Oil Company of Illinois

•	CrossAmerica acquires the assets of one of the largest fuel distributors in Illinois

ALLENTOWN, PA, September 27, 2016 - CrossAmerica Partners LP (NYSE: CAPL) (“CrossAmerica” or the "Partnership”) announced today that it closed on the previously announced purchase of certain assets of State Oil Company in the Chicago, IL market for total consideration of $43.1 million.
The assets consist of 57 controlled sites (56 fee sites and 1 leased site) being operated as 55 Lessee Dealer accounts and 2 Non-Fuel tenant locations, as well as 25 Independent Dealer accounts and certain other assets. The locations sell over 60 million gallons of fuel annually through supply contracts with Marathon, Citgo, Phillips 66, Mobil, BP, Shell and others, further expanding the Partnership’s current operations in the Chicago market where they supply over 79 million gallons to approximately 60 sites on an annual basis.
All of the approximately $43.1 million of cash consideration for this acquisition, including working capital and closing costs, was financed under the Partnership’s credit facility. The Partnership expects the acquisition to be immediately accretive to distributable cash flow to limited partners.

About CrossAmerica Partners LP
CrossAmerica Partners is a leading wholesale distributor of motor fuels and owner and lessor of real estate used in the retail distribution of motor fuels. Its general partner, CrossAmerica GP LLC, is a wholly owned subsidiary of CST Brands, Inc., one of the largest independent retailers of motor fuels and convenience merchandise in North America.  Formed in 2012, CrossAmerica Partners LP is a distributor of branded and unbranded petroleum for motor vehicles in the United States and distributes fuel to more than 1,190 locations and owns or leases more than 800 sites. With a geographic footprint covering 29 states, the Partnership has well-established relationships with several major oil brands, including ExxonMobil, BP, Shell, Chevron, Sunoco, Valero, Gulf, Citgo, Marathon and Phillips 66. CrossAmerica Partners ranks as one of ExxonMobil's largest distributors by fuel volume in the United States and in the top 10 for additional brands. For additional information, please visit www.crossamericapartners.com.

Contacts

Investors:
Randy Palmer, 210-692-2160
Karen Yeakel, 610-625-8005

Media:
Lisa Koenig, 210-692-2659

Forward-Looking Statements

This press release and any oral statements made regarding the subjects of this release may contain forward-looking statements of CrossAmerica Partners, which may include, but are not limited to, statements regarding CrossAmerica Partners’ plans, objectives, expectations and intentions and other statements that are not historical facts, including statements identified by words such as "outlook," "intends," "plans," "estimates," "believes," "expects," "potential," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "anticipates," "foresees," or the negative version of these words or other comparable expressions. All statements addressing operating performance, events, or developments that CrossAmerica Partners expects or anticipates will occur in the future, including statements relating to the acquisitions, consideration that may be subject to adjustment, and closing conditions, revenue growth and earnings or earnings per unit growth, as well as statements expressing optimism or pessimism about future operating results, are forward-looking statements. The forward-looking statements are based upon CrossAmerica Partners’ current views and assumptions regarding future events and operating performance and are inherently subject to significant business, economic and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond each of the company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by CrossAmerica Partners on its website or otherwise. CrossAmerica Partners does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although CrossAmerica Partners does not make forward-looking statements unless it believes it has a reasonable basis for doing so, the companies cannot guarantee their accuracy. Achieving the results described in these statements involves a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the factors discussed in this report and those described in the “Risk Factors” section of the CrossAmerica Partners’ Form 10-K or 10-Qs filed with the Securities and Exchange Commission as well as in CrossAmerica Partners’ other filings with the Securities and Exchange Commission. No undue reliance should be placed on any forward-looking statements.